                               AUDITOR'S CONSENT


We consent to the incorporation by reference in this Current Report on Form 8-K/A, filed with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO) of our reports dated January 19, 1995 and January 25, 1996 with respect to the audits of Two Bridges
Associates for the years ended December 31, 1994 and 1995. We further consent to the incorporation by reference of such reports in AIMCO's Registration Statement on Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-08997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-3 (No. 333-4550), AIMCO's Registration Statement on Form S-3 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), AIMCO's Registration Statement on Form S-3 (No. 333-20755), all filed with the Securities and Exchange Commission.

                                       /s/ Marks Shron & Company, LLP
                                       Marks Shron & Company, LLP





Great Neck, New York
September 2, 1997